As filed with the Securities and Exchange Commission on December 19, 2011

Registration No. 333-100613

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aceto Corporation
(Exact name of registrant as specified in its charter)

New York	5160	11-1720520
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4 Tri Harbor Court
Port Washington, NY 11050
(516) 627-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert L. Eilender
Chief Executive Officer
Aceto Corporation
4 Tri Harbor Court
Port Washington, New York 11050
(516) 627-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven E. Siesser, Esq.
Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
(212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act. check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF REGISTRATION STATEMENT

On October 18, 2002, Aceto Corporation (the “Registrant”), filed a registration statement on Form S-3, as amended, Registration Number 333-100613 (the “Registration Statement”), with the Securities and Exchange Commission to register the resale by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement of 600,000 shares of common stock of the Registrant (the “Common Stock”).

The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Common Stock.  The Company seeks to deregister the Common Stock because it has no obligation to the Selling Stockholders to keep the Registration Statement effective.  The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Common Stock under the Registration Statement that were not resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2011.

Aceto Corporation

By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman and Chief Executive Officer